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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
CT Communications, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements (Registration Nos. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125, 333-38895 and 333-77323) of CT Communications,
Inc. of our reports dated February 2, 2001, with respect to the Financial Statements of the North Carolina RSA 5 Cellular Partnership, North Carolina RSA 15 Cellular Partnership, South Carolina RSA No. 2 Cellular General Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, South Carolina RSA No. 8 Cellular General Partnership, South Carolina RSA No. 9 Cellular General Partnership, included in CT Communications' Form 10-K/A Amendment No. 1 for the year ended December 31, 2000. Such financial statements and our reports thereon are not included separately in CT Communications' Form 10-K/A Amendment No. 1.


                                                      /s/  ARTHUR ANDERSEN LLP
                                                      ------------------------


                                                      ARTHUR ANDERSEN LLP

Little Rock, Arkansas
July 16, 2001